SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 15, 2005

TRI-VALLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-6119	84-0617433
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5555 Business Park South
Suite 200
Bakersfield, California
(Address of principal executive office)

Issuer's telephone number: (661) 864-0500

Section 2

Item 2.01  Completion of Acquisition or Disposition of Assets

Tri-Valley Corporation (AMEX TIV) through its wholly owned subsidiary Select Resources Corporation, Inc. has purchased the Admiral Calder Calcium Carbonate Mine and associated assets from Sealaska Corporation and SeaCal, LLC. The property is located on the northwestern coast of Prince of Wales Island, in southeast Alaska between Juneau and Ketchikan. Select will be calling the Mine and operation the “Admiral”.

The Mine consists of 13.9 million tons of drill proven and probable reserves and 12.5 million tons of possible resources of high chemical grade (+98%), high brightness and whiteness (+95 Hunter brightness @ -200 mesh) calcium carbonate for use in the paper, plastics and paint filler, whitener, extender and loader markets. In addition, the property also contains +20 million tons of possible resources of high chemical grade (+98%) and medium brightness (+89 Hunter brightness @ -200 mesh) calcium carbonate for use in chemical applications and as off-white fillers, loaders and extenders. The current Mine covers only 15 acres; the entire property covers +572 acres of patented mining ground, and includes all operating permits, tideland leases and timber rights. Only about 10% of the property has been explored. The Mine began production by Sealaska and SeaCal in 1999 and ran for three years; it has been on idle status since 2001.

Demand for high grade calcium carbonate is growing in the Pacific Northwest, California and Asian markets, and the Admiral deposit is well situated to serve coastal consumers. A significant portion of the calcium carbonate supplied to these locations is imported.

Infrastructure associated with the Mine includes the current permitted Mine, material handling and crushing circuit, a deepwater shiploader (2,000 tons per hour) and docking barge with +40 feet of draft for inter-coastal barges up to Handy Class (45,000 dwt) sized vessels, laboratory, shops and offices, mine camp, and various pieces of mining and operating equipment.

The price of the acquisition is $3 million; $1 million in cash allocated to equipment and infrastructure, and $2 million for real estate, paid at a rate of $200,000 per year for 10 years.

Select Resources Corporation, Inc. - a wholly owned subsidiary of Tri-Valley Corporation, Inc. - is involved in the exploration, development and production of precious and base metals, industrial minerals and construction materials with operations and properties in the western U.S. and Canada.

Sealaska Corporation is the Alaska Native Regional Corporation for Southeast Alaska, formed under the Alaska Natives Claims Settlement Act. SeaCal, LLC is Sealaska’s wholly owned subsidiary, formed to develop the calcium carbonate deposits subject to this sale.

Tri-Valley is in its 43rd year of business as a successful operating company and for 32 years has been a full reporting 12 (g) publicly traded Delaware Corporation. Tri-Valley Corporation stock is publicly traded on the American Stock Exchange under the symbol “TIV” in the United States and is also traded in Europe on the Frankfurt Stock Exchange under the symbol “TVC WKN 911919.” Our company websites, which include all SEC filings, are www.tri-valleycorp.com and www.tri-valley.de.

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This press release contains forward-looking statements that involve risks and uncertainties. Actual results, events and performance could vary materially from those contemplated by these forward-looking statements which includes such words and phrases as exploratory, wildcat, prospect, speculates, unproved, prospective, very large, expect, potential, etc. Among the factors that could cause actual results, events and performance to differ materially are risks and uncertainties discussed in the company’s quarterly report on Form 10-Q for the quarter ended March 31, 2005, and the annual report on Form 10-K for the year ended December 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI-VALLEY CORPORATION

Date: July 21, 2005	/s/ F. Lynn Blystone
F. Lynn Blystone, President and Chief Executive Officer